Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125087) of Lyondell Chemical Company of our report dated June 27, 2007 relating to the financial statements of the Equistar Chemicals, LP Savings and Investment Plan for Hourly Represented Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

June 27, 2007

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